Exhibit 5.1

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

September 25, 2019

Customers Bancorp, Inc.
1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Re:	Customers Bancorp, Inc. – Offering of Senior Notes

Ladies and Gentlemen:

We have acted as counsel to and for Customers Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the offer and sale of up to $25,000,000 in aggregate principal amount of its 4.50% Senior Notes due 2024 (the “Senior Notes”).  The Senior Notes are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), File No. 333-218483, filed with the United States Securities and Exchange Commission (the “Commission”) on June 2, 2017 and declared effective by the Commission on June 23, 2017 (together with the base prospectus dated June 23, 2017 (the “Base Prospectus”) contained therein and constituting a part thereof, the “Registration Statement”).  In connection with the offer and sale of the Senior Notes, the Company also has filed a preliminary prospectus supplement dated September 20, 2019 (the “Preliminary Prospectus Supplement”), a free writing prospectus dated September 23, 2019, (the “Free Writing Prospectus”) and a final prospectus supplement dated September 23, 2019 (the “Final Prospectus Supplement”).  The Preliminary Prospectus Supplement and the Final Prospectus Supplement have each been filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the Free Writing Prospectus has been filed with the Commission pursuant to Rule 433 under the Securities Act. The Senior Notes will be issued pursuant to an indenture dated July 30, 2013 between the Company, as Issuer, and Wilmington Trust, National Association, as Trustee (the “Base Indenture”), and a supplemental indenture dated September 25, 2019 between the Company and the Trustee (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)          the Registration Statement;

(ii)          the Preliminary Prospectus Supplement;

(iii)          the Free Writing Prospectus;

(iv)          the Final Prospectus Supplement;

Customers Bancorp, Inc.
September 25, 2019

(v)          the Underwriting Agreement dated September 23, 2019 by and among the Company, Customers Bank and Deutsche Bank Securities Inc., as the Representative of the Underwriters named therein (the “Underwriting Agreement”);

(vi)          the Indenture;

(vii)          the form of global note representing the Senior Notes;

(viii)          the Company’s Amended and Restated Articles of Incorporation, as amended, in effect on the date hereof;

(ix)          the Company’s Amended and Restated Bylaws, as amended, in effect on the date hereof;

(x)          resolutions of the Company’s Board of Directors and of the Pricing Committee thereof with respect to the offering of the Senior Notes; and

(xi)          such other records, documents, certificates and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies. We also have assumed and relied upon, without independent investigation, representations that the Trustee is in full compliance with the terms of the Indenture and that the Indenture has been duly authorized, executed and delivered by, and is valid and binding upon, the Trustee and enforceable against the Trustee in accordance with its terms.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of New York. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or any other prospectus supplement, the Free Writing Prospectus or any other free writing prospectus, other than as expressly stated herein with respect to the issuance of the Senior Notes.

Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligations of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (iv) public policy considerations, to the extent that such considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification, release of liability or exculpation with respect to securities law violations.

Customers Bancorp, Inc.
September 25, 2019

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any manner to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that, subject to the completion of the actions to be taken by the Company, the Trustee and the Underwriters prior to the sale of the Senior Notes, the Senior Notes, when duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, and upon payment in full of the consideration therefor as provided in the Underwriting Agreement, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is to be used only in connection with the Registration Statement and the offering of the Senior Notes described herein. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed September 25, 2019 and we further consent to the reference to our firm under the caption “Legal Matters” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and to any reference to our firm in the Registration Statement as legal counsel who have passed upon certain legal matters regarding the Senior Notes proposed to be issued thereunder.  In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP